Exhibit 99.1

Columbia Property Trust Releases Second Quarter 2021 Results

NEW YORK (July 29, 2021) – Columbia Property Trust, Inc. (NYSE: CXP) has released its quarterly update and financial results for the quarterly period ending June 30, 2021, by posting its Second Quarter Form 10-Q and Supplemental Information package to the Investor Relations section of its website.

Full results and additional information on the recent highlights summarized below can be found in the Supplemental Information package:

•Announces second quarter results, including Net Income per share and Normalized FFO per share;
•On July 23, replaced the acquisition loan at our Terminal Warehouse Joint Venture with a construction loan with a total capacity of $1.25 billion, which matures on July 23, 2025, with two one-year extension options. Columbia and certain joint venture partners entered into a completion guarantee in connection with the construction loan.
•Portfolio 93.5% leased, with 75,000 square feet leased during the quarter with positive GAAP and cash rent spreads, including 27,600 square feet of leasing at 116 Huntington in Boston and 19,400 square feet of leasing at 80 M Street in Washington, D.C.;
•Total rent collections stood at 98.0% for the second quarter, with deferral agreements executed on another 0.2%; and
•Board continues to pursue a previously announced thorough review of the Company's business, strategies, and positioning, including undertaking a comprehensive strategic alternatives review process that has included outreach to, and identification of, potential transaction counterparties. This review remains ongoing, and there is no assurance that this process will result in any transaction or other action.

Direct link to the Supplemental Information Package:
https://ir.columbia.reit/files/doc_financials/2021/q2/CXP-FSP-Q2-2021-FINAL.pdf

To access the Form 10-Q, please visit: https://ir.columbia.reit/financials/sec-filings/

As previously announced, the Company will host a live conference call and audio webcast later today at 5:00 p.m. ET. The number to call to participate in the interactive teleconference is (825) 312-2053 (U.S. and international) – (Conference ID: 9287552). To access the live webcast, interested parties may go to the Investor Relations section of Columbia’s website at least fifteen minutes prior to the start time of the call in order to register and to download and install any necessary audio software.

Direct link to the Conference Call Webcast:
https://event.on24.com/wcc/r/3192454/9AE9EF8B6365E903A91D79EE73786BB9

Exhibit 99.1

A replay of the conference call will be available online in the Investor Relations section of the Company’s website at https://ir.columbia.reit shortly after the call and archived for approximately twelve months.

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates storied properties for legendary companies in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased office portfolio of 15 properties that contain more than six million rentable square feet, as well as four properties under development, and also has more than eight million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings and has been named one of Fortune’s “Best Workplaces in New York 2021” among Small and Medium-sized employers, as well as one of the "Best Places to Work in NYC 2020" by Crain’s New York. For more information, please visit www.columbia.reit.

Forward-Looking Statements:
Certain statements in this press release, including statements regarding future business operations, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Our actual results may differ materially from projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements, see Columbia Property Trust’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K. We caution readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. We make no representations or warranties (express or implied) about the accuracy of, nor do we intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events, or otherwise.

Public Relations Contact:
Bud Perrone
T 212 843 8068
E bperrone@rubenstein.com

Investor Relations Inquires:
ir@columbia.reit